EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Ryman Hospitality Properties, Inc. 401(k) Savings Plan

Nashville, Tennessee

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-37051) of Ryman Hospitality Properties, Inc. of our report dated June 27, 2013 relating to the 2012 financial statements and supplemental schedule of the Ryman Hospitality Properties, Inc. 401(k) Savings Plan which appears in this 2012 Annual Report on Form 11-K.

/s/ Lattimore Black Morgan and Cain, PC

Brentwood, Tennessee

June 27, 2013